Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2007 relating to the consolidated financial statements, which appears in Modern Medical Modalities Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/   Liebman Goldberg & Drogin, LLP
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Liebman Goldberg & Drogin, LLP
Garden City, New York
June 8, 2007